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                                                                    Exhibit 99.4

                           Berkshire Mortgage Finance
                        Harbor Plaza, 470 Atlantic Avenue
                              Boston, Massachusetts

June 26, 1998


Mr. G. Steven Dawson
Chief Financial Officer
Camden Property Trust
3200 Southwest Freeway, Suite 1500
Houston, TX  77027

RE:      LAS VEGAS APARTMENT POOL
         LAS VEGAS, NV

Dear Mr. Dawson:

         Berkshire Mortgage Finance Limited Partnership ("BMFLP" or the "Lender") hereby agrees to make 17 cross collateralized and cross defaulted loans (the "Loan" or "Mortgage Loan") to Sierra Nevada Multifamily Investment, LLC, a multiple asset mortgagor, for the projects (the "Project") referenced in
Section 2 hereof, subject to the terms and conditions that follow.

1. BORROWER. The Borrower shall be Sierra Nevada Multifamily Investment, LLC, a Delaware Limited Liability Company. The following must be a Principal in the Borrower owning an 80% interest: TMT-Nevada Investments LLC. The Borrower shall be a multiple asset entity owning only the Projects referenced in Section 2 hereof, Oasis Landing, and Oasis Plaza.

2. LOAN AMOUNTS. The maximum mortgage amounts shall total $180,000,000 as detailed below:



Project               Loan Amount                     Project                  Loan Amount
-------               -----------                     -------                  -----------
Oasis Bay            $  6,000,000                   Oasis Crossing            $  3,280,000
Oasis Emerald        $  5,040,000                   Oasis Gateway             $ 20,240,000
Oasis Heritage       $ 24,874,000                   Oasis Island              $  4,720,000
Oasis Meadows        $ 19,840,000                   Oasis Palms               $  8,387,000
Oasis Pearl          $  3,760,000                   Oasis Place               $  7,348,000
Oasis Ridge          $ 13,920,000                   Oasis Rose                $  9,671,000
Oasis Springs        $ 13,040,000                   Oasis Suites              $ 10,400,000
Oasis View           $  7,000,000                   Oasis Vinings             $ 11,120,000
Oasis Vista          $ 11,360,000


         The actual mortgage amounts shall be established by dividing the actual annual debt service amount by the applicable mortgage constant (calculated to four decimal points). The actual

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mortgage amount shall be rounded down to the nearest $1,000 increment, and shall not exceed the maximum mortgage amount.

3. INTEREST RATE; AMORTIZATION AND LOAN TERM: This Commitment was approved using 6.88% per annum as the maximum interest rate on the Loans for achieving the above maximum mortgage amount. Today's mortgage rate would be 6.78%. Upon satisfaction of the conditions set forth in this Commitment for the setting of the interest rate on the Loans, the actual interest rate will be set on a date between now and the closing date (the "Interest Rate Lock").

         The interest rage on the loans will be calculated at the time of the Interest Rate Lock by adding a Mortgage Spread of 133 basis points over the Treasury yield as outlined below in paragraph 5. Unless otherwise agreed to in writing in advance, before Borrower may request an Interest Rate Lock, all items set forth in this Commitment as conditions to closing must have been delivered to Lender and must be satisfactory to Lender in accordance with the requirements of this Commitment.

         Depending upon the market conditions at the time of Interest Rate Lock, the interest rate may be different than the rate of interest used in approving the Loan. In the event that the interest rate exceeds 6.88%, Lender reserves the right to requalify the loan amounts.

         The Interest Rate includes the Servicing Fee described in paragraph 15 herein. The Mortgage Loans shall be 10 year balloon mortgage loans which is amortized on a level annuity basis based on a thirty (30) year amortization period commencing on the first day of the second (2nd) month following the closing of the Mortgage Loan (the "Closing"). On the maturity date of the Mortgage Loans, the then-outstanding principal balance plus all accrued and unpaid interest shall be due and payable.

         In addition to these principal and interest payments, Borrower will be required to make monthly deposits to escrows established with BMFLP for real estate taxes, special assessments (if applicable), and insurance premiums. BMFLP will determine the amounts of these monthly deposits and may adjust these amounts from time to time in order to maintain adequate balances necessary for payments as they become due.

4. SECURITY: The Mortgage Loans will be evidenced by non-recourse mortgages or deed of trust notes (the "Mortgage Note" or "Note") which will be secured by a mortgages or deeds of trust, assignment of rents and security agreements (the "Mortgage") creating, among other things, first liens on the Borrower's fee simple interest in the Projects referenced in Section 2 hereof.

5.       FUNDING OF THE LOAN/INTEREST RATE LOCK-IN

         A. FUNDING OF THE LOANS: The Loans shall be funded through an issuance of Freddie Mac PC Gold mortgage backed securities, in amounts equal to the Loan Amounts, and the PC Gold securities shall be sold to a third party investor under Freddie Mac's Structured Transaction program.

         B. INTEREST RAGE LOCK-IN: The Loan Amounts have been determined based on the Interest Rate stated in Section 3 hereof, which rate shall be subject to change based upon market conditions until the Interest Rage Lock-In as described herein has
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                   occurred. Upon BMFLP's determination in its sole discretion that there exist no material impediments to closing the Loans in accordance with this Commitment and the Freddie Mac Structured Transaction program, BMFLP shall notify the Borrower that the Borrower may lock the interest rate. Following such notification, the Interest Rage Lock-In shall take place on the date of the Borrower's choosing.

         C. FREDDIE MAC PC GOLD FUNDING: Under PC Gold, the Interest Rage shall be calculated as the total of: (1) the bond equivalent yield of U.S. Treasury securities with remaining term equivalent to the term of the Loans and (2) the Mortgage Spread to be set at Interest Rage Lock-In. As of the date of this Commitment, the Mortgage Spread in the market is approximately 133 basis points, although the Spread may change over time. The Mortgage Spread is inclusive of servicing fee.

6.       FEES AND CHARGES:

         A. GOOD FAITH DEPOSIT. Simultaneously with Borrower's acceptance of this Commitment, Borrower shall pay BMFLP $180,000 as a Good Faith Deposit which shall not be refunded for any reason whatsoever. BMFLP will apply the Good Faith Deposit towards the Rate Lock Deposit described in paragraph 6B hereof.

         B. FREDDIE MAC'S RATE LOCK DEPOSIT. No later than forty-eight (48) hours prior to the issuance of an Interest Rate Lock by Freddie Mac, Borrower shall deposit with BMFLP a Rate Lock Deposit Fee equal to one and one-half percent (1.5%) of the Mortgage Loan amounts (the "Interest Rate Lock Deposit"). The Rate Lock Deposit will be applied to the Financing Fee at Closing, with the remainder of the Rate Lock Deposit refunded following Freddie Mac's purchasing of the loans.

         If Borrower accepts this Commitment in the manner provided in Part A above, then Borrower shall have until July 2, 1998, to lock the interest rate as described above in Paragraph 5 ("Rate Lock Period"). If Borrower accepts this Commitment but fails to lock the interest rate as described in Paragraph 5, this Commitment shall be null and void and Borrower shall pay to Freddie Mac upon demand, a non-delivery fee equal to one-half percent (0.5%) of the maximum mortgage amounts.

         C. APPLICATION FEE. Borrower has paid to BMFLP an Application Fee (the "Application Fee") equal to $139,500. The Application Fee will be considered to be fully earned by BMFLP upon issuance of this Commitment.

         D. FINANCING FEE. Simultaneously with Closing, Borrower shall pay BMFLP a non-refundable Financing Fee in the amount of $540,000 which amount is equal to 0.30% of the Loan Amounts (the "Financing Fee"). The Financing Fee shall be included in the RATE Lock Deposit referenced in
         Section 6B hereof. The Financing Fee shall be earned upon receipt and shall not be refunded for any reason whatsoever.

         E. LEGAL FEES. At Closing, Borrower shall pay BMFLP $85,000 to be used to pay the legal fees and expenses charged by BMFLP's counsel in connection with the negotiation and closing of the Mortgage Loan and the delivery of the Mortgage Loan to Freddie Mac.
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         F. FORM OF PAYMENT OF FEES. All fees payable under this Commitment shall be paid in the form of cash, certified check, or by the wiring of immediately available Federal funds.

         G. MORTGAGE WAREHOUSING: The loan shall be funded at Closing utilizing BMFLP's warehouse line of credit, which line of credit will be repaid through the purchase of the loan. In connection with the funding of the loan from BMFLP's warehouse line of credit, Applicant shall pay BMFLP as additional interest (whether or not set forth in the Mortgage Note)( the positive difference, if any, between the Interest Rate set forth herein, and the Interim Rate (hereinafter defined), calculated on the principal amount of the Loan from the date of funding to the date the loan is purchased by Freddie ac for any day during such period that the Interim Rate is the higher rate. The Interim Rate shall only offset BMFLP's warehousing costs and shall not include a spread payable to BMFLP over its costs. At Closing, BMFLP shall collect an amount equal to the anticipated warehouse interest costs. The warehouse expense to the Borrower shall not exceed thirty (30) days of positive difference as calculated herein.

7. PREPAYMENT; PREPAYMENT FEES: Prepayment of Loans is permitted in accordance with the prepayment provisions of the loan documents.

8. FUNDS AND ESCROWS: At the Closing, Borrower shall establish the following funds and escrows. If these funds and escrows are in the form of cash they shall be held in a custodial account in a bank selected by Lender.

         A. REPAIR ESCROW. Repair Escrows shall be established in an amount totaling $750,831.25 to ensure completion of the work to the Project set forth on the Repair/Reserve Schedule attached hereto as Exhibit B. Such work must be completed within 365 days after the Closing. BMFLP shall hold the Repair Escrows pursuant to the Repair Escrow Agreements to be executed at the Closing.

         B. RESERVE FOR REPLACEMENT. At Closing, the Borrower shall not be required to fund a replacement reserve, nor will monthly replacement reserve deposits be required during the Loan term, except in the event of the circumstances described in the Loan Documents.

9. LOAN DOCUMENTS: The Loans shall be evidenced and secured by such documents ("Loan Documents") as BMFLP and/or Freddie Mac require. The Loan Documents shall be delivered to BMFLP fully executed and in final form at the Closing. All of the Loan Documents shall be executed by properly authorized principals and/or officers of Borrower. All agreements, documents, guaranties and similar instruments shall be issued or executed by parties and institutions acceptable to BMFLP.

         At Closing, Borrower must deliver current written opinions of counsel (who must be licensed in the state in which the Project is located and must be acceptable to BMFLP), in the form required by BMFLP. BMFLP and Freddie Mac may require changes or modifications and must approve and accept any changes or modifications made by Borrower or Borrower's representative to that form. Borrower's counsel's opinion must cover any other matters BMFLP or Freddie Mac may require.

         At Closing, Borrower must execute and deliver to BMFLP a Certificate of Borrower in the form required by BMFLP. BMFLP may require changes or modifications and must approve and accept any changes or modifications to this form.
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         BMFLP's counsel will prepare the Mortgage Note, Mortgage, estoppel certificate and any required escrow agreements, together with certain assignments of the Loan Documents to Freddie Mac Borrower and Borrower's counsel and agents are responsible for preparing or obtaining all other Loan Documents. All Loan Documents Borrower and Borrower's counsel and agents are required to prepare or obtain shall be provided to BMFLP and BMFLP's counsel for review and approval prior to the Closing.

10. EXPENSES: Borrower agrees to promptly pay all expenses in connection with the underwriting, negotiation, and making of the Mortgage Loans not later than Closing. In the event that; (i) the Closing does not occur by the date set forth in paragraph 12 of this Commitment; (ii) any default by Borrower occurs under this Commitment; or (iii) the Mortgage Loan may not be delivered to Freddie Mac and purchased by Freddie Mac prior to the date on which Freddie Mac Commitment expires as the result of any failure of the Project or the Mortgage Loan to meet BMFLP's requirements and/or those of Freddie Mac or Borrower defaults under this Commitment, then Borrower shall pay to Freddie Mac a non-delivery fee equal to two percent (2%) of the maximum mortgage amount, Borrower also shall pay an amount equal to all fees and expenses, including attorneys' fees incurred in connection with this Commitment, Freddie Mac Commitment and the Mortgage Loan for which BMFLP has not been previously reimbursed. Borrower agrees to pay such fees and expenses within five (5) days of receipt of a statement from BMFLP describing such fees and expenses.

11. LATE PAYMENTS. In the event that any installment of principal and interest under the Note is not paid by the fifth (5th) day of the month in which such installment is due, a late charge in an amount equal to five percent (5%) of such installment of principal and interest will be due and payable. In addition, if any payment under the Note is not received within thirty (30) days after the scheduled payment's due date, BMFLP may charge Default Interest (as defined below) on that delinquent payment for the period beginning on the first
(1st) day of the delinquency to the date BMFLP receives that delinquent payment. "Default Interest" shall mean interest at that rate of interest which is equal to the lesser of; (i) the Interest Rate borne by the Note plus four percent (4%); or (ii) the maximum interest rate provided by law.

12. CLOSING. Upon Borrower's compliance with all requirements of this Commitment, BMFLP will schedule the Closing. After consulting with Borrower, BMFLP will designate a place and time for the Closing. The Closing must occur on not later than the fifth (5th) business day following Freddie Mac Interest Rate Lock (the "Closing Deadline"). BMFLP may, in its sole discretion, extend the Closing Deadline in the event that BMFLP determined that Borrower will be able to comply with all requirements of this Commitment and Freddie Mac prior to the expiration of that extension of the Closing Deadline and that the delivery of the Mortgage Loan to Freddie Mac can occur prior to the expiration date of Freddie Mac Commitment. Ia the event that the Closing does not occur by the Closing Deadline, this Commitment shall expire and be of no force or effect, and BMFLP shall retain all amounts previously paid by Borrower. Borrower acknowledges that the failure or inability to deliver the Mortgage Loan to Freddie Mac following Rate Lock as required by Freddie Mac Commitment will result in Freddie Mac retaining the 1.5% Rate Lock Deposit, and Borrower shall be required to pay on demand an additional 0.5% as a "pull out" fee and hedge loss.

13. ASSIGNMENT OF COMMITMENT: This Commitment shall not be assignable or assigned by Borrower to any other person or entity without the express written consent of BMFLP and any attempted assignment of this Commitment shall automatically terminate this Commitment. Upon such termination, BMFLP shall retain all amounts previously received as liquidated damages.

         BMFLP may assign this Commitment, the Mortgage Loans and all related Loan Documents without Borrower's consent to Freddie Mac, or to an affiliate, parent company or any subsidiary of BMFLP. BMFLP may make any other assignment of this Commitment only with Borrower's consent, which consent shall not be unreasonably withheld. If requested by BMFLP, Borrower agrees to execute and deliver all documents necessary to effectuate such assignment.

14. FINANCIAL CONDITION OF BORROWER AND PROJECT: The financial condition of the Borrower, the Borrower's General Partner and that of the Projects shall at all times up to and including Closing, not experience material adverse change. In the event of any bankruptcy (whether or not voluntary) or similar proceedings, insolvency, or material adverse change in Borrower's condition or those of the Projects, any guarantors, or parties affiliated with the foregoing between the date of this Commitment and the date of Closing, BMFLP may at its sole discretion declare this Commitment void, whether or not such proceedings or circumstances shall be existing at the date of Closing.

15. MATERIAL ADVERSE CHANGE: Freddie Mac shall not be obligated to purchase the Mortgages if there is any material adverse change in the Borrower's financial position (or that of any Guarantor or Principal of the Borrower), the Mortgage Premises, rental income, or any other features of the transaction from that which existed on the date of Freddie Mac's receipt of Borrower's full application package.

16. LOAN SERVICING. BMFLP or its assigns shall service the Loans pursuant to contractual arrangements between BMFLP and Freddie Mac. In consideration of that servicing, BMFLP will receive a Servicing Fee, payable monthly. This Servicing Fee is included in the Interest Rage specified in paragraph 3 herein.

17.      FREDDIE MAC PURCHASE AGREEMENT AND EXTENSION FEE PROVISION:
Notwithstanding anything in this Commitment to the contrary, the effectiveness of this Commitment shall be at all times contingent on the issuance by Freddie Mac of the Freddie Mac Purchase Agreement, the continued validity and enforceability of the Freddie Mac Purchase Agreement, and on the Borrower's compliance with the terms and conditions of this Commitment and the Freddie Mac Purchase Agreement. Borrower agrees to take any and all actions within its control and to cause any other appropriate parties to take any and all actions necessary to satisfy all terms and conditions of the Freddie Mac Commitment and to cause the Mortgage Loans to be purchased by Freddie Mac prior to the date on which the Freddie Mac Purchase Agreement shall expire.

         Freddie Mac may require that Borrower execute or obtain additional documents or that revisions be made in the Loan Documents after the execution of such Loan Documents. In such an event, notwithstanding any passage of time after the Closing, Borrower agrees to execute such documents or revisions or amendments to the Loan Documents as Freddie Mac may require and cause to be provided to Freddie Mac any additional Loan Documents which Freddie Mac may require, provided such further documents, revisions or amendments shall not materially alter the terms of the Loan Documents or the obligations of the Borrower hereunder.

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         In the event of any conflict between the terms of this Commitment and the terms and conditions of the Freddie Mac Purchase Agreement, the terms of the Freddie Mac Purchase Agreement shall prevail.

         BMFLP may, in its sole discretion, extend this Commitment on the condition that Borrower provides to BMFLP with a current certified rent roll and any necessary updates to, or additional information required by BMFLP or as required by Freddie Mac. In the event that this Commitment expires and the Freddie Mac Purchase Agreement has not been executed and so long as no default by Borrower under this Commitment has occurred prior to that time, BMFLP shall return to Borrower the Rate Lock Deposit less out of pocket costs and neither Borrower nor BMFLP shall have any further rights or obligations under this Commitment. In the event that there exists a default by Borrower under this Commitment prior to the expiration of this Commitment as stated in this paragraph, BMFLP shall retain as liquidated damages all amounts previously paid to BMFLP.

         In the event that Loan Closing has not taken place within thirty (30) business days from the date of this commitment, this commitment shall be of no further force or effect.

18. GUARANTORS. Freddie Mac has identified Camden Subsidiary, Inc. and TMT Nevada LLC as Guarantors in this transaction. In Accordance with the Freddie Mac's program, Guarantors are required to execute the Exculpation Rider to Note and Security Instrument and Guaranty Agreement. Base recourse is not required; therefore "zero" must be inserted in the Exculpation Rider and Guaranty.

19. CONFLICTING PROVISIONS: In the event of any conflict between the terms hereof and the terms and conditions of the Loan Documents, the Loan Documents executed at the time of Closing shall prevail.

20. COMPLETE AGREEMENT: This Commitment, together with the Exhibits attached hereto, when executed by the parties hereto contains the complete and entire understanding of the parties hereto and no changes will be recognized as valid unless they are made in writing and similarly executed. No specific waiver of any of the terms hereof shall be considered as a general waiver. The terms and conditions of this Commitment s hall survive the Closing of the Mortgage Loan.

21. SECONDARY FINANCING: Secondary financing with respect to the Project or the imposition of junior liens on the Project shall be permitted only with the prior written approval of BMFLP and Freddie Mac and only on such terms and conditions as may be imposed by BMFLP and Freddie Mac in their sole discretion.

22. CORRESPONDENT/BROKERAGE: By acceptance of this Commitment, Borrower agrees to pay any and all fees imposed or charged by all brokers hired by the Borrower who brought about the issuance of this Commitment or the making of the Mortgage Loan pursuant hereto, and agrees to indemnify and hold BMFLP harmless from and against any and all claims, demands and liability for brokerage commissions, assignment fees, finders fees or other compensation whatsoever arising from this Commitment or Lender's making of the Mortgage Loan which may be asserted against Lender by any person or entity. BMFLP hereby agrees to pay any and all fees imposed or charged by all brokers contracted solely by BMFLP.
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23.      ACCEPTANCE OF COMMITMENT: To accept this Commitment, please return to
BMFLP one copy hereof with your acceptance duly executed thereon, together with the Good Faith Deposit set forth in paragraph 6(a) hereof. Unless the accepted Commitment and the Good Faith Deposit are received by BMFLP on or before June 26, 1998, this Commitment shall automatically terminate and be null and void and BMFLP shall have no further liability or obligation hereunder whatsoever.

24. SPECIAL AND GENERAL CONDITIONS; EFFECTIVENESS OF COMMITMENT: This Commitment is conditioned upon and is made subject to the satisfaction of the Special Conditions set forth in Exhibit A attached hereto and incorporated herein by reference. This Commitment is further conditioned upon and made subject to the Loan Documents incorporated herein by reference.

25. OCCUPANCY AND CHANGE IN FINANCIAL CONDITION CERTIFICATIONS: This Commitment is conditioned upon BMFLP's receipt, review, and approval of June, 1998 rents rolls for each Project, certified by the Borrower, indicating aggregate rental income of at least $2,590,000.

         A rent schedule, meeting the requirements for Section 19.3(b) of the Freddie Mac Guide and dated no more than fifteen (15) days prior to the Origination Date, must be delivered to Freddie Mac with the final loan delivery package.

         Please execute both originals of this Commitment and return one (1) original to BMFLP on or before June 26, 1998. We look forward to working with you on this transaction.

                                        Very truly yours,

                                        BERKSHIRE MORTGAGE FINANCIAL
                                        LIMITED PARTNERSHIP


                                        By:      /s/Jeff McVehil
                                                 -------------------------------
                                                 Jeff McVehil
                                                 Vice President

                                   ACCEPTANCE

         The undersigned hereby accepts the foregoing Commitment and agrees; (i) to perform or cause to be performed all of the obligations on the part of Borrower contained therein; (ii) to be bound by all of the terms, provisions and conditions thereof; and (iii) to cause the Closing of the Mortgage Loan to be consummated. Berkshire Mortgage Finance Corporation may utilize the fact that it is providing financing for the Project in marketing and promotional activities undertaken by the Berkshire Mortgage Finance Corporation.

By:  /s/ G. Steven Dawson
     ---------------------------------------------------------------------------
     Sr. Vice President and Chief Financial Officer of Camden Subsidiary, Inc.
         Managing Member of Sierra Nevada Multifamily Investments, LLC